HENRY COUNTY PLYWOOD CORPORATION
                             SUBSCRIPTION AGREEMENT
                                 FOR SHARES OF
                                  COMMON STOCK

Investor's Name: Michael Friess

Issuer: Henry County Plywood Corporation a Nevada Corporation

Shares: 1.333.038 shares of Common Stock

Dated: October 1, 2007

In consideration of the agreement of Henry County Plywood Corporation (the "Company") to admit the above-named purchaser (the "Investor"), as a shareholder of the Company, the Investor hereby subscribes for the number of shares of the Company's Common Stock (the "Shares") shown above the signature on the last page of this Agreement.

The Company acknowledges the receipt from Investor of the amount of funds set forth next to the Investor's signature on the last page of this Agreement. The Company acknowledges that such funds constitute adequate consideration and full payment for the Shares to be issued pursuant to this Agreement. In connection with this subscription, Investor acknowledges and represents to the Company as follows:

1. I have both knowledge and experience in financial and business matters. and have available legal and financial advisors who are capable of evaluating the merits and risks of my purchase of the Shares. I am aware that the purchase of the Shares involves a high degree of risk and I have sufficient economic resources to bear the economic risk of the complete loss of my investment in the Shares. I am aware of the business affairs of Company and its financial condition. and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. I am purchasing the Shares for my own account for investment purposes only and not with a view toward any resale or distribution.

2. I acknowledge and agree that this is a speculative investment. I also acknowledge that I have received and carefully reviewed the Confidential Private Placement Memorandum prepared in connection with any prior offerings of shares of the Company's Stock, updates from the Company on its activities since the date of such Memoranda (including all financial statements and pro-forma financial statements dated), the Company's Articles of Incorporation and Bylaws, which set forth the rights and privileges of the Shares of its Stock(s).

3. I understand that the Shares have not been registered under the federal Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state (the "Blue Sky Laws"). I further understand that the Shares have been issued in reliance upon exemptions from registration in the Securities Act and the Blue Sky Laws, which depend, among other things, upon the bona fide nature of my investment intent and the accuracy of the representations that 1 make in this Agreement.

4. I understand that the Shares must be held indefinitely unless subsequently registered under the Securities Act and any Blue Sky Laws, or unless an exemption from registration is otherwise available. In addition, I understand that the certificates representing the Shares will be imprinted with a legend prohibiting transfer of the Shares unless the transfer is in accordance with the terms of the Securities Act and all applicable Blue Sky Laws.

5. I understand that at the time I wish to sell the Shares, if ever, there may be no public or private market in which to make a sale, there may be no valuation criteria available, and I will not have the right to require the Company to purchase or register the Shares, all of which may severely limit my ability to sell my Shares for what I would consider to be a fair price.

6. You have made available to me, to my counsel and advisors, all documents that were requested relating to my purchase of the Shares and to the business and future affairs of the Company, and you have provided answers to all questions that I have asked of you concerning the offering and my investment in the Shares.


7. I acknowledge that certain of the information furnished to me by the Company is confidential and not public, and agree that all such information will be kept in confidence by me and neither used to my personal benefit nor disclosed to any third party for any reason except with your prior consent.

8. I represent and warrant to the Company that I am an "accredited investor" as that term is defined by the Securities Act by virtue of the following:

___X___ I am an individual whose net worth or whose joint net worth with my spouse currently equals or exceeds $1,000,000;

_______ I am an individual who had individual income in excess $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of the two most recent years, and I have a reasonable expectation of reaching the same income level in the current year;

9. I understand that the Company is represented by legal counsel and that this Agreement and all other documents related to the Company that have been presented to me may have been prepared with the assistance of the Company's legal counsel who do not and cannot represent mc or my interest in this transaction.

The Company and the Investor have executed this Agreement to be effective as of the date first written above.

Henry County Plywood Corporation
A Nevada Corporation


/s/  John Venette
---------------------------
By: John Venette
Secretary


# OF SHARES                  TOTAL PURCHASE PRICE
1,333,038 shares             $1,000 cash and a subscription receivable of $9,000


/s/ Michael Friess
---------------------------
Signature
Michael Friess
1120 Linden Ave
Boulder, CO 80304

                        HENRY COUNTY PLYWOOD CORPORATION
                             SUBSCRIPTION AGREEMENT
                                  FOR SHARES OF
                                  COMMON STOCK


Investor's Name: Sanford Schwartz

Issuer: Henry County Plywood Corporation a Nevada Corporation

Shares: 1,333,038 shares of Common Stock

Dated: October 1, 2007

In consideration of the agreement of Henry County Plywood Corporation (the "Company") to admit the above-named purchaser (the "Investor"), as a shareholder of the Company, the Investor hereby subscribes for the number of shares of the Company's Common Stock (the "Shares") shown above the signature on the last page of this Agreement.

The Company acknowledges the receipt from Investor of the amount of funds set forth next to the Investor's signature on the last page of this Agreement. The Company acknowledges that such funds constitute adequate consideration and full payment for the Shares to be issued pursuant to this Agreement. In connection with this subscription, Investor acknowledges and represents to the Company as follows:

1. I have both knowledge and experience in financial and business matters. and have available legal and financial advisors who are capable of evaluating the merits and risks of my purchase of the Shares. I am aware that the purchase of the Shares involves a high degree of risk and I have sufficient economic resources to bear the economic risk of the complete loss or my investment in the Shares. I am aware of the business affairs of Company and its financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. I am purchasing the Shares for my own account for investment purposes only and not with a view toward any resale or distribution.

2. I acknowledge and agree that this is a speculative investment. I also acknowledge that I have received and carefully reviewed the Confidential Private Placement Memorandum prepared in connection with any prior offerings of shares of the Company's Stock, updates from the Company on its activities since the date of such Memoranda (including all financial statements and pro-forma financial statements dated). the Company's Articles of Incorporation and Bylaws, which set forth the rights and privileges of the Shares of its Stock(s).

3. I understand that the Shares have not been registered under the federal Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state (the "Blue Sky Laws"). I further understand that the Shares have been issued in reliance upon exemptions from registration in the Securities Act and the Blue Sky Laws, which depend, among other things, upon the bona fide nature of my investment intent and the accuracy of the representations that I make in this Agreement.

4. I understand that the Shares must be held indefinitely unless subsequently registered under the Securities Act and any Blue Sky Laws, or unless an exemption from registration is otherwise available. In addition, I understand that the certificates representing the Shares will be imprinted with a legend prohibiting transfer of the Shares unless the transfer is in accordance with the terms of the Securities Act and all applicable Blue Sky Laws.

5. I understand that at the time I wish to sell the Shares, if ever, there may be no public or private market in which to make a sale, there may be no valuation criteria available, and I will not have the right to require the Company to purchase or register the Shares, all of which may severely limit my ability to sell my Shares for what I would consider to be a fair price.

6. You have made available to me, to my counsel and advisors, all documents that were requested relating to my purchase of the Shares and to the business and future affairs of the Company, and you have provided answers to all questions that I have asked of you concerning the offering and my investment in the Shares.

7. I acknowledge that certain of the information furnished to mc by the Company is confidential and not public. and agree that all such information will be kept in confidence by me and neither used to my personal benefit nor disclosed to any third party for any reason except with your prior consent.

8. I represent and warrant to the Company that I am an "accredited investor" as that term is defined by the Securities Act by virtue of the following:

_____ I am an individual whose net worth or whose joint net worth with my spouse currently equals or exceeds $1.000.000;

_____ I am an individual who had individual income in excess of $200.000 in each of the two most recent years or joint income with my spouse in excess of $300.000 in each of the two most recent years. and I have a reasonable expectation of reaching the same income level in the current year:

9. I understand that the Company is represented by legal counsel and that this Agreement and all other documents related to the Company that have been presented to me may have been prepared with the assistance of the Company's legal counsel, who do not and cannot represent me or my interest in this transaction.

The Company and the Investor have executed this Agreement to be effective as of the date first written above.


Henry County Plywood Corporation
A Nevada Corporation


/s/  John Venette
---------------------------
By: John Venette
Secretary


# OF SHARES                  TOTAL PURCHASE PRICE
1,333,038 shares             $1,000 cash and a subscription receivable of $9,000


/s/ Sanford Schwartz
---------------------------
Signature
Sanford Schwartz
1010 Orange Place
Boulder, CO 80304